EXHIBIT 99.1

Adept Technology Receives $2.5M Order For Vision-Guided Robots

Major Global Consumer Electronics Manufacturer Selects Adept as Automation Partner

PLEASANTON, Calif., July 28, 2009 (GLOBE NEWSWIRE) -- Adept Technology, Inc. (Nasdaq:ADEP), a leading provider of intelligent vision-guided robotics and global robotics services, today announced it has received a $2.5 million order for vision-guided robots from a leading international consumer electronics manufacturer. The order is expected to be fulfilled and recognized as revenue this first fiscal quarter of 2010. The company selected Adept as its automation partner to provide high-speed vision-guided robot systems for precision handling and assembly operations. Adept has been serving the consumer electronics industry with high-precision mechanisms and controls in both standard and cleanroom configurations for over 20 years.

"The mechanisms involved in this order will be installed in Asia as part of a major capacity expansion program," said Hai Chang, Managing Director of Asia Operations for Adept Technology, "With the significant impact of the global downturn on the semiconductor and electronics industries and Asian manufacturing output, we are cautiously optimistic that this recent business and other positive signs in the sector point towards the start of a steady recovery. We are greatly pleased to have this opportunity to continue to serve and support this important global customer and their manufacturing operations."

About Adept Technology, Inc.

Adept is a global, leading provider of intelligent robotics systems and services that enable customers to achieve precision, speed, quality and productivity in their assembly, handling, packaging, testing and other automated processes. With a comprehensive portfolio of high-performance motion controllers, application development software, vision-guidance technology and high-reliability robot mechanisms, Adept provides specialized, cost-effective robotics systems and services to high-growth markets including Packaged Goods, Life Sciences, Disk Drive/Electronics and Semiconductor/Solar; as well as to traditional industrial markets including machine tool automation and automotive components. More information is available at www.adept.com.

All trade names are either trademarks or registered trademarks of their respective holders.

The Adept Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5387

Forward-Looking Statements

This press release contains certain forward-looking statements including statements regarding revenue, market opportunities and Adept's growth based on its current products, strategy and market presence that involve a number of risks and uncertainties. The Company's actual results could differ materially from those expressed in any of the above forward-looking statements for a variety of reasons, including but not limited to, factors affecting our fluctuating operating results including factors difficult to forecast; the effect of the current economic downturn in manufacturing and other businesses of our customers and risks of nonpayment and customer insolvency; the actual results and potential impact of our restructuring efforts; risks of acceptance of the Company's new or current products in the marketplace; future economic, competitive and market conditions including those in Europe and Asia and those related to the Company's strategic markets ;the risks and regulatory requirements associated with international operation, sales and foreign suppliers and the impact of foreign currency exchange; the cyclicality of capital spending of the Company's customers and lack of long-term customer contracts; dependence on the continued growth of the intelligent automation market; the highly competitive nature of and rapid technological change and competition within the intelligent automation industry; the lengthy sales cycles for the Company's products; the Company's increasing investment in markets that are subject to increased regulation and potential product liability; the Company's outsourced manufacturing and IT dependence and risks associated with sole or single sources of supply; risks associated with product defects; potential delays associated with the development and introduction of new products; the Company's ability to sell its products through resellers who may also promote competing products; risks associated with variations in our gross margins based on factors not always in Adept's control; the need to complete acquisitions to expand operations; risks of unfair termination claims by employees; risks related to the Company's potential inability to strengthen its internal controls over financial reporting; potential securities class action litigation if Adept's stock price remains volatile or operating results suffer; and costs of being a public company.

CONTACT: Adept Technology, Inc.
         Press and Industry Analysts:
         Lauren Bucher, Marketing
           925.245.3400 (voice)
           925.960.0452 (fax)
           lauren.bucher@adept.com
         Financial Analysts:
         Lisa Cummins, Chief Financial Officer
           925.245.3413 (voice)
           925.245.3510 (fax)
           investor.relations@adept.com